STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

November 6, 2009

Job Number: C20091105-1271
Reference Number: 00002477574-46
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
C33289-2001-001	Articles of Incorporation	4 Pages/1 Copies
C33289-2001-003	Amendment	5 Pages/1 Copies
20060663665-10	Certificate of Correction	1 Pages/1 Copies
20060809307-85	Amendment	2 Pages/1 Copies
20070535655-08	Merge In	11 Pages/1 Copies
20090708782-53	Amendment	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Chris Thomann
Certificate Number: C20091105-1271
You may verify this certificate
online at **http://www.nvsos.gov/**

(\$175)

FILED # C 33289-01

DEC 1 3 2001

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

ARTICLES OF INCORPORATION
OF
ENDO NETWORKS, INC.

Pursuant to the provisions under the General Corporation Law of the State of Nevada, Endo Networks, Inc. hereby adopts the following Articles of Incorporation:

ARTICLE ONE

The name of this corporation is Endo Networks, Inc.

ARTICLE TWO

The corporation is formed as a Nevada corporation pursuant to the filing of the "Articles of Conversion of Endo Networks, Inc. from a Texas Corporation into a Nevada Corporation" according to the requirements of the Nevada General Corporation Law.

ARTICLE THREE

The corporation was originally incorporated as a Texas corporation on July 11, 2000, under the name of Discount Mortgage Source, Inc. and name changed to Endo Networks, Inc. on November 7, 2001.

ARTICLE FOUR

The period of the corporation's duration is perpetual.

ARTICLE FIVE

The purpose or purposes for which the corporation os organized are to engage in and transact any or all lawful business for which corporations may be incorporated under the General Corporation Law of the State of Nevada.

ARTICLE SIX

The amount of the total authorized capital stock of this corporation is Twenty Five Million (25,000,000) shares with a par value of \$0.001 each, amounting to Twenty Five Thousand Dollars (\$25,000.00).

Such stock may be issued from time to time without action by the stockholders for such consideration as may be determined, from time to time, by the Board of Directors and such shares so issued shall be deemed fully paid stock, and the holders of such stock shall not be liable for any further payments thereon.

ARTICLE SEVEN

The corporation will not commence business until it has received for the issuance of its shares, consideration of the value of at least One Thousand Dollars (\$1,000.00), consisting of money, labor done, or property actually received.

ARTICLE EIGHT

Directors shall be elected by majority vote. Cumulative voting shall not be permitted.

ARTICLE NINE

The name and address of the registered agent and office of the corporation in Nevada is: Laughlin & Associates, Inc., 2533 N. Carson Street, Carson City, Nevada 89706.

ARTICLE TEN

The Bylaws of the corporation shall fix the number of directors. The name and address of the person who will serve as director until the next annual meeting of the shareholders, or until after their successors are elected and qualified is:

Peter B. Day
2624 Dunwin Drive, Unit #3
Mississuaga, Ontario L5L 3T5
Canada

ARTICLE ELEVEN

The name and address of the incorporator is:

Peter B. Day
2624 Dunwin Drive, Unit #3
Mississuaga, Ontario L5L 3T5
Canada

ARTICLE TWELVE

No holder of any stock of the corporation shall be entitled as a matter of right to purchase or subscribe for any part of any stock of the corporation authorized by these Articles or of any additional stock of any class to be issued by reason of any increase of the authorized stock of the corporation, or of any bonds, certificates of indebtedness, debentures, warrants, options, or other securities convertible into any class of stock of the corporation, but any stock authorized by these Articles or any such additional authorized stock or securities convertible into any stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations, or associations for such consideration and upon such terms and in such manner as the Board of Directors may in its discretion determine without offering any thereof on the same terms or on any terms to the shareholders then of record or to any class of shareholders, provided only that such issuance may not be inconsistent with any provision of law or with any of the provisions of these Articles.

ARTICLE THIRTEEN

Upon the election of the Board of Directors, the stock of the corporation may be issued in accordance with section 1244 of the united states Internal Revenue Code of 1986, as amended.

ARTICLE TWELVE

The initial Bylaws shall be adopted by the Board of Directors. The Board of Directors may amend or repeal the Bylaws or adopt new Bylaws, unless: (1) these Articles of Incorporation or the General Corporation Law of the State of Nevada reserves the power exclusively to the shareholders in whole or in part; or (2) the shareholders in amending, repealing, or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw. Unless these Articles of Incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of the corporation's Bylaws, the corporation's shareholders may amend, repeal, or adopt the corporation's Bylaws even though the Bylaws may also be amended, repealed, or adopted by the Board of Directors.

ARTICLE THIRTEEN

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any act or omission in his capacity as a director, except to the extent otherwise expressly provided by a statute of the state of Nevada. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director of the corporation existing at the time of the repeal or modification.

IN WITNESS WHEREOF, I have hereunto set my hand, this 29th day of November, 2001.

Peter B. Day

FILED # C33289-01

DEC 1 3 2001

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

CERTIFICATE OF CHANGE OF RESIDENT AGENT

ENDO NETWORKS, INC.

FILE # N/A

The change below is effective upon the filing of this document with the Nevada Secretary of State.

The former resident agent was:

Not Applicable –
New Corporation
TX Corp. converting to NV Corp.

The resident agent is changed to:

Laughlin Associates, Inc.
2533 North Carson Street
Carson City, NV 89706

/President
Signature/Title

Certificate of Acceptance of Appointment by Resident Agent:

I, Laughlin Associates, Inc., hereby accept the appointment as Resident Agent for the above-named business entity.

Signature
On Behalf of Laughlin Associates Inc.

12/13/01
Date

($325)

FILED # C33289-01

DEC 1 3 2001

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

ARTICLES OF CONVERSION
OF
ENDO NETWORKS, INC.
FROM
A TEXAS CORPORATION
INTO
A NEVADA CORPORATION

COMES NOW, Endo Networks, Inc. ("ENDO") a Texas corporation, hereby converting into a Nevada corporation, and files these Articles of Conversion pursuant to the requirements of the Nevada Business Corporation Act and the Texas corporate laws, and as required therein would show the following:

1. On November 2, 2001, that certain Plan of Conversion of Endo Networks, Inc. from a Texas Corporation Into a Nevada Corporation (the "Plan") was approved in accordance with Texas law by the shareholders and executed by Peter B. Day, ENDO's President.

2. ENDO was originally formed as a Texas corporation, currently has 50,000,000 shares of common stock authorized, and at November 2, 2001, 2,679,300 of such authorized shares of common stock were issued and outstanding. The only class of ENDO's stock issued and outstanding that may vote is common stock. The par value for such common stock is $0.001. No shares of any class are entitled to vote as a class.

3. Of the 2,679,300 shares that were eligible to vote, 2,485,800 shares of common stock were present in person or by proxy, and 2,485,800 voted for the Conversion and no shares voted against such Conversion. No shares of any class were entitled to vote as a class.

4. A copy of the Plan, as approved and executed, is currently on file at ENDO's current principal place of business, 2624 Dunwin Drive, Unit #3, Mississauga, Ontario L5L 3T5, Canada, and, following the conversion of ENDO into a Nevada corporation, a copy of the Plan, as approved and executed, will be on file at the principal place of business of ENDO, as a Nevada corporation, and said principal place of business shall be 2624 Dunwin Drive, Unit #3, Mississauga, Ontario L5L 3T5, Canada.

5. A copy of the Plan will be furnished to any shareholder of ENDO, either before or after the conversion from a Texas corporation to a Nevada corporation, upon such shareholder's written request and without cost to such shareholder.

6. Subsequent to the consummation of the conversion, ENDO will retain its original name, Endo Networks, Inc. ENDO, as a Nevada corporation, shall be formed pursuant to the filing of these Articles of Conversion and shall be governed by the Articles of Incorporation attached hereto as Exhibit "A" and incorporated herein by

12/12/2001 02:33P GMN680 FY02-000-38631

[redacted]

reference for all purposes.

7 . The Plan and the performance of its terms was duly authorized and approved by all action required under the laws of the States of Nevada and Texas and as required under ENDO's constituent documents.

8. ENDO, as converted to a Nevada corporation, shall be responsible for the payment of any franchise taxes that may be owed by ENDO, as a Texas corporation.

IN WITNESS WHEREOF, these Articles of Conversion are executed to be effective as of the 2nd day of November, 2001, by Peter B. Day, ENDO's President.

ENDO NETWORKS, INC.
a Texas corporation

By: ______________________
Peter P. Day, President

ARTICLES OF INCORPORATION
OF
ENDO NETWORKS, INC.

Pursuant to the provisions under the General Corporation Law of the State of Nevada, Endo Networks, Inc. hereby adopts the following Articles of Incorporation:

ARTICLE ONE

The name of this corporation is Endo Networks, Inc.

ARTICLE TWO

The corporation is formed as a Nevada corporation pursuant to the filing of the "Articles of Conversion of Endo Networks, Inc. from a Texas Corporation into a Nevada Corporation" according to the requirements of the Nevada General Corporation Law.

ARTICLE THREE

The corporation was originally incorporated as a Texas corporation on July 11, 2000, under the name of Discount Mortgage Source, Inc. and name changed to Endo Networks, Inc. on November 7, 2001.

ARTICLE FOUR

The period of the corporation's duration is perpetual.

ARTICLE FIVE

The purpose or purposes for which the corporation os organized are to engage in and transact any or all lawful business for which corporations may be incorporated under the General Corporation Law of the State of Nevada.

ARTICLE SIX

The amount of the total authorized capital stock of this corporation is Twenty Five Million (25,000,000) shares with a par value of $0.001 each, amounting to Twenty Five Thousand Dollars ($25,000.00).

Such stock may be issued from time to time without action by the stockholders for such consideration as may be determined, from time to time, by the Board of Directors and such shares so issued shall be deemed fully paid stock, and the holders of such stock shall not be liable for any further payments thereon.

ARTICLE SEVEN

The corporation will not commence business until it has received for the issuance of its shares, consideration of the value of at least One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

ARTICLE EIGHT

Directors shall be elected by majority vote. Cumulative voting shall not be permitted.

ARTICLE NINE

The name and address of the registered agent and office of the corporation in Nevada is: Laughlin & Associates, Inc., 2533 N. Carson Street, Carson City, Nevada 89706.

ARTICLE TEN

The Bylaws of the corporation shall fix the number of directors. The name and address of the person who will serve as director until the next annual meeting of the shareholders, or until after their successors are elected and qualified is:

Peter B. Day
2624 Dunwin Drive, Unit #3
Mississuaga, Ontario L5L 3T5
Canada

ARTICLE ELEVEN

The name and address of the incorporator is:

Peter B. Day
2624 Dunwin Drive, Unit #3
Mississuaga, Ontario L5L 3T5
Canada

ARTICLE TWELVE

No holder of any stock of the corporation shall be entitled as a matter of right to purchase or subscribe for any part of any stock of the corporation authorized by these Articles or of any additional stock of any class to be issued by reason of any increase of the authorized stock of the corporation, or of any bonds, certificates of indebtedness, debentures, warrants, options, or other securities convertible into any class of stock of the corporation, but any stock authorized by these Articles or any such additional authorized stock or securities convertible into any stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations, or associations for such consideration and upon such terms and in such manner as the Board of Directors may in its discretion determine without offering any thereof on the same terms or on any terms to the shareholders then of record or to any class of shareholders, provided only that such issuance may not be inconsistent with any provision of law or with any of the provisions of these Articles.

ARTICLE THIRTEEN

Upon the election of the Board of Directors, the stock of the corporation may be issued in accordance with section 1244 of the united states Internal Revenue Code of 1986, as amended.

ARTICLE TWELVE

The initial Bylaws shall be adopted by the Board of Directors. The Board of Directors may amend or repeal the Bylaws or adopt new Bylaws, unless: (1) these Articles of Incorporation or the General Corporation Law of the State of Nevada reserves the power exclusively to the shareholders in whole or in part; or (2) the shareholders in amending, repealing, or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw. Unless these Articles of Incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of the corporation's Bylaws, the corporation's shareholders may amend, repeal, or adopt the corporation's Bylaws even though the Bylaws may also be amended, repealed, or adopted by the Board of Directors.

ARTICLE THIRTEEN

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any act or omission in his capacity as a director, except to the extent otherwise expressly provided by a statute of the state of Nevada. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director of the corporation existing at the time of the repeal or modification.

IN WITNESS WHEREOF, I have hereunto set my hand, this 29th day of November, 2001.

Peter B. Day

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Correction
(PURSUANT TO NRS 78,78A, 80, 81, 82, 84, 86, 87, 58, 88A, 89 and 92A)

Filed in the office of	Document Number 20060663665-10
Dean Heller Secretary of State State of Nevada	Filing Date and Time 10/17/2006 8:40 AM
	Entity Number C33289-2001

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction
(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Endo Networks, Inc.

2. Description of the original document for which correction is being made:

Articles of Incorporation

3. Filing date of the original document for which correction is being made: December 13, 2001

4. Description of the inaccuracy or defect.

ARTICLE SIX
The amount of the total authorized capital stock of this corporation is Twenty Five Million (25,000,000) shares with a par value of $0.001 each, amounting to Twenty Five Thousand Dollars ($25,000.00).
Such stock may be issued from time to time without action by the stockholders for such consideration as may be determined, from time to time, by the Board of Directors and such shares si issued shall be deemed fully paid stock, and the holders of such stock shall not be liable for any further payments thereon.

5. Correction of the inaccuracy or defect.

ARTICLE SIX
The amount of the total authorized capital stock of this corporation is Fifty Million (50,000,000) shares with a par value of $0.001 each, amounting to Fifty Thousand Dollars ($50,000.00).
Such stock may be issued from time to time without action by the stockholders for such consideration as may be determined, from time to time, by the Board of Directors and such shares si issued shall be deemed fully paid stock, and the holders of such stock shall not be liable for any further payments thereon.

6. Signature:

Authorized Signature	President Title *	10/16/2006 Date

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited -Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Filed in the office of	Document Number
[signature]	20060809307-85
Dean Heller	Filing Date and Time: 12/18/2006 1:51 PM
Secretary of State State of Nevada	Entity Number: C33289-2001

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
Endo Networks, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE ONE is hereby deleted in its entirety and the following ARTICLE ONE is substituted in lieu thereof:

"The name of the company shall be China West Coal Energy Inc."

ARTICLE SIX is hereby deleted in its entirety and the following ARTICLE SIX is substituted in lieu thereof:

"The amount of the total authorized capital stock of this corporation is Two Hundred and Fifty Million (250,000,000) shares with a par value of $0.001 per share, amounting to Two Hundred and Fifty Thousand Dollars ($250,000), which capital stock shall include Two Hundred Million (200,000,000) authorized shares of Common Stock with a par value of $0.001 per share, and Fifty Million (50,000,000) authorized shares of Preferred Stock with a par value of $0.001 per share. [Continued on Attachment A.]

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 62.70%

4. Effective date of filing (optional): January 4, 2007 (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): X [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Certificate of Amendment to Articles of Incorporation
Endo Networks, Inc.

Attachment A

ARTICLE SIX (Continued):

Such stock may be issued from time to time without action by the stockholders for such consideration as may be determined, from time to time, by the Board of Directors of the corporation ("Board of Directors") and such shares so issued shall be deemed fully paid stock, and the holders of such stock shall not be liable for any further payments.

The shares of the corporation's Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the corporation is expressly authorized to provide for the issuance of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter, for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares (a "Preferred Stock Designation") and as may be permitted by the Nevada Revised Statutes. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series."

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070535655-08
Ross Miller Secretary of State State of Nevada	Filing Date and Time 08/03/2007 1:48 PM
	Entity Number C33289-2001

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2" x11" blank sheet containing the required information for each additional entity.

China West Coal Energy Inc.
Name of merging entity

Nevada — Jurisdiction | Corporation — Entity type *

Sino Clean Energy Inc.
Name of merging entity

Nevada — Jurisdiction | Corporation — Entity type *

Name of merging entity

Jurisdiction | Entity type *

Name of merging entity

Jurisdiction | Entity type *

and,

China West Coal Energy Inc.
Name of surviving entity

Nevada — Jurisdiction | Corporation — Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

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ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3) (Choose one)

☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

China West Coal Energy Inc.
Name of merging entity, if applicable

Sino Clean Energy Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

China West Coal Energy Inc.
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

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ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article One of the Articles of Incorporation of China West Coal Energy Inc. is hereby amended to change the name of China West Coal Energy Inc. to Sino Clean Energy Inc.

6) Location of Plan of Merger (check a or b):

[X] (a) The entire plan of merger is attached;

or,

[ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):** 8/15/07

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

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ABOVE SPACE IS FOR OFFICE USE ONLY

8) **Signatures - Must be signed by:** An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(If there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.):

China West Coal Energy Inc.
Name of merging entity

X [signature]
Signature

Chief Executive Officer & President — Title

8/3/07 — Date

Sino Clean Energy Inc.
Name of merging entity

X [signature]
Signature

Chief Executive Officer & President — Title

8/3/07 — Date

Name of merging entity

X
Signature

Title

Date

Name of merging entity

X
Signature

Title

Date

China West Coal Energy Inc.
Name of surviving entity

X [signature]
Signature

Chief Executive Officer & President — Title

8/3/07 — Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AGREEMENT AND PLAN OF MERGER

This AGREEMENT is dated as of August 3, 2007

BETWEEN:

CHINA WEST COAL ENERGY INC., a Nevada corporation, having its office at Room 2205, Suite A, Zhengxin Building, No. 5, Gaoxin 1st Road, Gao Xin District, Xi'an, Shaanxi Province, People's Republic of China

("CWCE")

AND:

SINO CLEAN ENERGY INC., a Nevada corporation, having its office at Room 2205, Suite A, Zhengxin Building, No. 5, Gaoxin 1st Road, Gao Xin District, Xi'an, Shaanxi Province, People's Republic of China

("SCEI")

WHEREAS:

A. SCEI is the wholly-owned subsidiary of CWCE;

B. The Boards of Directors of SCEI and CWCE deem it advisable and in the best interests of their respective companies and shareholders that SCEI be merged with and into CWCE, with CWCE remaining as the surviving corporation under the name "Sino Clean Energy Inc.";

C. The Board of Directors of SCEI has approved the plan of merger embodied in this Agreement; and

D. The Board of Directors of CWCE has approved the plan of merger embodied in this Agreement.

THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto do hereby agree to merge on the terms and conditions herein provided, as follows:

1. THE MERGER

1.1 The Merger

Upon the terms and subject to the conditions hereof, on the Effective Date (as hereinafter defined), SCEI shall be merged with and into CWCE in accordance with the

applicable laws of the State of Nevada (the "Merger"). The separate existence of SCEI shall cease, and CWCE shall be the surviving corporation under the name "Sino Clean Energy Inc." (the "Surviving Corporation") and shall be governed by the laws of the State of Nevada.

1.2 Effective Date

The Merger shall become effective on the date and at the time (the "Effective Date") that:

(a) the Articles of Merger, in substantially the form annexed hereto as Appendix A, that the parties hereto intend to deliver to the Secretary of State of the State of Nevada, are accepted and declared effective by the Secretary of State of the State of Nevada; and

(b) after satisfaction of the requirements of the laws of the State of Nevada.

1.3 Articles of Incorporation

On the Effective Date, the Articles of Incorporation of CWCE, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation except that Article 1 of the Articles of Incorporation of CWCE, as the Surviving Corporation, shall be amended to state that the name of the corporation is "Sino Clean Energy Inc.".

1.4 Bylaws

On the Effective Date, the Bylaws of CWCE, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the bylaws of the Surviving Corporation.

1.5 Directors and Officers

The directors and officers of CWCE immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation, until their successors shall have been duly elected and qualified or until otherwise provided by law, the Articles of Incorporation of the Surviving Corporation, or the Bylaws of the Surviving Corporation.

2. CONVERSION OF SHARES

2.1 Common Stock of CWCE

Upon the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof, each share of common stock of CWCE, par value of $0.001 per share, issued and outstanding immediately prior to the Effective Date shall be changed and converted into one fully paid and non-assessable share of the common stock of the Surviving Corporation, par value of $0.001 per share (the "Survivor Stock").

2.2 Common Stock of SCEI

Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock of SCEI, par value of $0.001 per share, issued and outstanding immediately prior to the Effective Date shall be cancelled.

2.3 Exchange of Certificates

Each person who becomes entitled to receive any Survivor Stock by virtue of the Merger shall be entitled to receive from the Surviving Corporation a certificate or certificates representing the number of Survivor Stock to which such person is entitled as provided herein.

3. **EFFECT OF THE MERGER**

3.1 Rights, Privileges, Etc.

On the Effective Date of the Merger, the Surviving Corporation, without further act, deed, or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of SCEI and CWCE; all property of every description and every interest therein, and all debts and other obligations of or belonging to or due to each of SCEI and CWCE on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or invested in the Surviving Corporation without further act or deed, title to any real estate, or any interest therein vested in SCEI or CWCE, shall not revert or in any way be impaired by reason of this merger; and all of the rights of creditors of SCEI and CWCE shall be preserved unimpaired, and all liens upon the property of SCEI or CWCE shall be preserved unimpaired, and all debts, liabilities, obligations, and duties of the respective corporations shall thenceforth remain with or be attached to, as the case may be, the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities, obligations, and duties had been incurred or contracted by it.

3.2 Further Assurances

From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of SCEI such deeds and other instruments, and there shall be taken or caused to be taken by it such further other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Corporation the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises, and authority of SCEI and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of SCEI or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4. **GENERAL**

4.1 Abandonment

Notwithstanding any approval of the Merger or this Agreement by the shareholders of SCEI or CWCE or both, this Agreement may be terminated and the Merger may

be abandoned at any time prior to the Effective Time, by mutual written agreement of SCEI and CWCE.

4.2 Amendment

At any time prior to the Effective Date, this Agreement may be amended or modified in writing by the Board of Directors of both SCEI and CWCE.

4.3 Governing Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

4.4 Counterparts

In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

4.5 Electronic Means

Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date set forth above.

SINO CLEAN ENERGY INC.

By: ______________________________
Baowen Ren
Chief Executive Officer

CHINA WEST COAL ENERGY INC.

By: ______________________________
Baowen Ren
Chief Executive Officer

APPENDIX A

Articles of Merger

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20090708782-53
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/28/2009 7:46 AM
	Entity Number C33289-2001

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Sino Clean Energy Inc.

2. The articles have been amended as follows (provide article numbers, if available):

"ARTICLE SIX The amount of the total authorized capital stock of this corporation is Three Hundred and Fifty Million (350,000,000) shares with a par value of $0.001 per share, which capital stock shall include Three Hundred Million (300,00,000) authorized shares of Common Stock with a par value of $0.001 per share, and Fifty Million (50,000,000) authorized shares of Preferred Stock with a par value of $0.001 per share."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 59.12%

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X 任宝文

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.